Exhibit 2.1

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

1.                  Name. The name of the limited partnership (the “Partnership”) is AWA Group LP.

2.                  Registered Office. The address of the registered office of the Partnership in the State of Delaware is 160 Greentree Drive Ste. 101, Dover, Delaware 19904.

3.                  Registered Agent. The name of the registered agent of the Partnership at the registered office is National Registered Agents, Inc.

4.                  General Partner. The name and mailing address of the general partner is AWA Management LLC, 116 South Franklin Street, Rocky Mount, NC 27804

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership on June 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AWA MANAGEMENT LLC as General Partner

By:	/s/ Edward Baker
Edward Baker, Chief Executive Officer